Exhibit 99.3

Pardus Oil & Gas, LLC

Unaudited Condensed Consolidated Financial Statements

March 31, 2020 and 2019

Table of Contents

Page

UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited Condensed Consolidated Balance Sheets	2

Unaudited Condensed Consolidated Statements of Operations and Member’s Deficit	3

Unaudited Condensed Consolidated Statements of Cash Flows	4

Notes to Unaudited Condensed Consolidated Financial Statements	5-11

PARDUS OIL & GAS, LLC

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

MARCH 31, 2020 AND DECEMBER 31, 2019

	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,109,248	$2,291,187
Oil and gas receivables	319,479	867,061
Joint interest receivables, net	80,382	58,367
Prepaid expenses	44,858	66,832
Other current assets	3,609	3,609
Total current assets	1,557,576	3,287,056

PROPERTY AND EQUIPMENT, NET
Oil and gas property and equipment, at cost, under the successful efforts method of accounting for oil and gas properties:
Proved properties	21,599,669	21,570,403
Unproved properties	—	—
	21,599,669	21,570,403
Other property and equipment	772,155	772,155
Less accumulated depreciation, depletion and amortization	(10,442,225)	(9,881,094)
Total property and equipment, net	11,929,599	12,461,464

OTHER NONCURRENT ASSETS
Due from related party	597,184	564,059
Other noncurrent assets	397,862	397,862
Total noncurrent assets	995,046	961,921

TOTAL ASSETS	$14,482,221	$16,710,441

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$1,337,590	$2,343,408
Asset retirement obligations, current portion	405,694	396,303
Accrued liabilities	240,621	307,857
Notes payable - first lien due November 12, 2021 (face value of $109.8 and $106.2 million
at March 31, 2020 and December 31, 2019, respectively, see Note 9)	91,908,584	85,608,327
Notes payable - second lien due May 13, 2022 (face value of $50.7 and $49.8 million
at March 31, 2020 and December 31, 2019, respectively, see Note 9)	29,927,692	26,652,870
Total current liabilities	123,820,181	115,308,765

LONG TERM LIABILITIES
Asset retirement obligations, net of current portion	8,493,818	8,297,187
Other non-current liabilities	90,954	90,954
Total long term liabilities	8,584,772	8,388,141

TOTAL LIABILITIES	132,404,953	123,696,906

MEMBER'S DEFICIT	(117,922,732)	(106,986,465)

TOTAL LIABILITIES AND MEMBER'S DEFICIT	$14,482,221	$16,710,441

The accompanying notes are an integral part of these consolidated financial statements.

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PARDUS OIL & GAS, LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 AND MEMBER'S DEFICIT

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

	2020	2019
REVENUE
Oil and natural gas sales	$1,374,612	$2,700,965

OPERATING EXPENSES
Lease operating expense	1,139,887	1,988,870
Production taxes	63,513	131,547
Dry hole costs and loss on abandonment of oil and gas properties	—	76,691
General and administrative	367,653	395,968
Depreciation, depletion, amortization and accretion	767,154	2,165,569
Total operating expenses	2,338,207	4,758,645
Operating loss	(963,595)	(2,057,680)
Interest expense, net	9,975,074	9,418,968
Price risk management activities loss	—	120,459
Other income	(2,402)	(34,749)
NET LOSS	(10,936,267)	(11,562,358)

Member's deficit, beginning of period	(106,986,465)	(39,657,166)

Member's deficit, end of period	$(117,922,732)	$(51,219,524)

The accompanying notes are an integral part of these consolidated financial statements.

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PARDUS OIL & GAS, LLC

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(10,936,267)	$(11,562,358)
Adjustments to reconcile net loss to net cash provided by
(used in) operating activities:
Accretion of asset retirement obligations	206,022	182,376
Amortization of debt discount	5,077,330	5,077,330
Paid-in-kind interest expense	4,897,749	4,339,532
Depreciation, depletion, and amortization	561,131	1,983,193
Change in operating assets and liabilities:
Derivative asset	—	206,951
Receivables	525,567	101,831
Prepaid expenses and other current assets	21,974	(87,104)
Accounts payable and accrued liabilities	(1,073,054)	(671,794)
Other assets and liabilities	—	123,975
Net cash used in operating activities	(719,548)	(306,068)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(29,266)	(420,720)
Net cash used in investing activities	(29,266)	(420,720)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in due to/from related parties	(33,125)	200,617
Payments on notes payable	(400,000)	—
Net cash provided by (used in) financing activities	(433,125)	200,617

Net change in cash	(1,181,939)	(526,171)

Cash at beginning of period	2,291,187	1,461,732
Cash at end of period	$1,109,248	$935,561

The accompanying notes are an integral part of these consolidated financial statements.

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PARDUS OIL & GAS, LLC

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF MARCH 31, 2020 AND DECEMBER 31, 2019

AND FOR THE THREE MONTHS ENDED MARCH 31, 2020 AND 2019

1.	Organization

On September 1, 2016, Energy & Exploration Partners, LLC changed its name to Pardus Oil & Gas, LLC.

Pardus Oil & Gas, LLC, formerly Energy & Exploration Partners, LLC (together with its consolidated subsidiary (Pardus Oil & Gas Operating, LP), (“Pardus,” “the Company,” “we,” “our,” “us” or similar terms) is an independent exploration and production company focused on the acquisition, exploration, development and exploitation of unconventional oil and natural gas resources. The Company has developed and undeveloped leasehold acres in the East Texas Basin where the Company is pursuing opportunities in the Lower Cretaceous formations of the Buda, Georgetown, Edwards and Glen Rose (the Buda-Rose play), the Woodbine sandstone, the Good Land limestone and the Eagle Ford shale, collectively referred to as the East Texas stacked play. Pardus Oil & Gas, LLC is a wholly-owned subsidiary of ENXP Holding Company, LLC (“ENXP”)

2.	Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates continuity of operations, realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date these consolidated financial statements are issued. As such, the accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of assets and their carrying amounts, or the amount and classification of liabilities that may result should the Company be unable to continue as a going concern.

The Company is in default under each of the First Lien Facility and Second Lien Facility and the lenders may demand payment at any time. No such demand has been made. The Company does not have adequate liquidity to pay the amounts due under the First Lien Facility and the Second Lien Facility if demand is made. A substantial amount of the First Lien Facility and Second Lien Facility are held by HPS, the parent of ENXP. The Company does not expect that the First Lien Facility and Second Lien Facility (aggregate face value of $160.5 million and $156.0 million as of March 31, 2020 and December 31, 2019, respectively) will be called, but management cannot give any assurance this will not occur.

3.	Emergence from Voluntary Reorganization under Chapter 11 Proceedings

On November 25, 2015, an involuntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) was filed against Energy & Exploration Partners Operating, LP in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division [Docket No. 1] (the “Bankruptcy Court”). On December 7, 2015, the Company, along with Energy & Exploration Partners, Inc., Energy & Exploration Partners Operating GP, LLC, and Energy & Exploration Partners Operating, LP, filed voluntary petitions seeking relief under the Bankruptcy Code and sought to convert the involuntary proceeding into a voluntary Chapter 11 case. On December 9, 2015, the Bankruptcy Court entered an order converting the involuntary proceeding into a voluntary chapter 11 case [Docket No. 12]. These proceedings were filed in order to effectuate a restructuring of the debtors’ outstanding obligations. The bankruptcy case was closed on April 20, 2020 (Docket No. 1283).

On April 26, 2016, the Bankruptcy Court confirmed the Third Amended Joint Plan of Reorganization (the “Plan”) pursuant to section 1129 of the Bankruptcy Code. Reorganized Energy & Exploration Partners, LLC and all reorganized subsidiaries subsequently emerged from bankruptcy on May 12, 2016 once all material contingencies of the Plan were satisfied.

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Additionally, pursuant to the Plan, Energy & Exploration Partners, Inc., Energy & Exploration Partners, LLC’s parent company, was liquidated and its entire estate was transferred to Energy & Exploration Partners, LLC. Subsequent to emergence from bankruptcy, Energy & Exploration Partners, LLC changed its name to Pardus Oil & Gas, LLC, as noted in Note 1.

In connection with the emergence of bankruptcy, the Company entered into two credit agreements: (i) Senior Secured First Lien Credit Agreement dated as of May 13, 2016 (the “First Lien Facility”) and (ii) Senior Secured Second Lien Credit Agreement dated as of May 13, 2016 (the “Second Lien Facility”). See Note 6 for additional information.

4.	HPS Investment Partners, LLC Transaction

In connection with the Plan, an entity controlled by HPS Investment Partners, LLC (“HPS”) owned approximately 11.75% of the equity in ENXP and 10.11% of the First Lien Facility and 9.31% of the Second Lien Facility.

On November 29, 2017 (“Acquisition Date”), HPS completed two transactions (“HPS Transaction”). In the first transaction, HPS and the majority of the holders of the First Lien Credit Facility and the Second Lien Credit Facility executed a purchase and sale agreement. The purchase and sale agreement provided that HPS would acquire (i) 89.8879% of the aggregate outstanding indebtedness incurred under the First Lien Credit Facility and (ii) 81.6939% of the aggregate outstanding indebtedness incurred under the Second Lien Facility. As a result of the purchase and sale agreement, HPS owns 100% of the First Lien Credit Facility and 91% of the Second Lien Facility. In the second transaction, HPS and a majority of the holders of ENXP’s equity executed a merger agreement. As a result of the merger agreement, HPS owns 100% of the equity in ENXP, the 100% owner of Pardus Oil & Gas, LLC.

5.	Summary of Significant Accounting Policies

Unaudited Interim Financial Statements

These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and accompanying notes for each of the two years ended December 31, 2019 and 2018.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and with instructions of the Securities and Exchange Commission as they apply to interim financial information. Accordingly, the interim condensed consolidated financial statements do not include all the information and notes required by US GAAP for complete annual financial statements, although Pardus believes that the disclosures made are adequate to make the information not misleading.

The interim condensed consolidated financial statements are unaudited, but in the opinion of the management of Pardus, include all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of Pardus’ financial position, results of operations, and cash flows for the periods presented. The results for the interim periods are not necessarily indicative of the results expected for the full year or any future period.

Push Down Accounting

Pardus applied Push Down Accounting in connection with the HPS Transaction on the Acquisition Date which resulted in the Company becoming a new entity for financial accounting purposes. Upon adoption of Push Down Accounting, the Company’s assets and liabilities were recorded at their fair value as of Acquisition Date. The Acquisition Date fair value of the Company’s assets and liabilities differed materially from the recorded values of the Company’s assets and liabilities as reflected in the historical balance sheet.

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Basis of Presentation

The accompanying consolidated financial statements include the accounts of Pardus Oil and Gas, LLC and its wholly owned subsidiary. All intercompany transactions and account balances have been eliminated. Pardus is an independent exploration and production company engaged in the exploration, development, acquisition, and operation of oil and gas properties, with a focus on liquids-rich resource plays of oil and natural gas reserves in Texas.

Use of Estimates

The preparation of the financial statements in conformity with US GAAP requires management of the Company to make a number of estimates and assumptions relating to the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods then ended. Significant items subject to such estimates and assumptions include the carrying amount of oil and gas properties, the accrual of asset retirement obligations, and the fair value of notes payable (as of the acquisition date). The Company evaluates its estimates and assumptions on a regular basis. Changes in facts and circumstances or additional information may result in revised estimates and actual results could differ from those estimates.

There are also numerous uncertainties inherent in estimating quantities of proved oil and gas reserves, including many factors beyond the control of the Company. Actual future production, oil and gas prices, revenues, taxes, capital expenditures, operating expenses, geologic success and quantities of recoverable oil and gas reserves may vary substantially from those assumed in the estimate, and could materially affect the estimated quantity and value of reserves. Accordingly, reserve estimates may be different from the quantities of oil and gas ultimately recovered. Such changes affect the amount of depreciation, depletion and amortization expenses recorded in the financial statements and could affect the carrying value of oil and gas properties.

The Company is subject to legal proceedings, claims, liabilities and environmental matters that arise in the ordinary course of business. The Company accrues for losses when such losses are considered probable and the amounts can be reasonably estimated.

Oil and Gas Properties

The Company follows the successful efforts method of accounting for its oil and gas properties. Under this method of accounting, exploration costs such as exploratory geological and geophysical costs, delay rentals, and exploration overhead are expensed as incurred. All costs related to production, general corporate overhead, and similar activities are expensed as incurred. If an exploratory well provides evidence to justify potential development of reserves, drilling costs associated with the well are initially capitalized, or suspended, pending a determination as to whether a commercially sufficient quantity of proved reserves can be attributed to the area as a result of drilling. If management determines that future appraisal drilling or development activities are unlikely to occur, associated suspended exploratory well costs are expensed.

Costs to develop proved reserves, including the costs of all development wells and related equipment used in the production of crude oil and natural gas, are capitalized. Depreciation of the cost of proved oil and gas properties is calculated using the unit-of-production (“UOP”) method.  The UOP calculation multiplies the percentage of estimated proved reserves produced each quarter by the carrying value of those reserves. The reserve base used to calculate the depreciation for capitalized costs for exploratory and development wells is the sum of proved developed reserves only.  Estimated future dismantlement, restoration and abandonment costs, net of salvage values, are included in the depreciable cost. Depreciation, depletion, and amortization expense related to oil and gas properties was approximately $535,000 and $1,973,000 for the three months ended March 31, 2020 and 2019, respectively.

During the three months ended March 31, 2020 and 2019, the Company incurred costs of approximately $-0- and $242,000, respectively, to drill and partially complete a vertical well in Madison County, Texas. At March 31, 2019, the Company was still evaluating the completion and artificial lift for the well. During 2019, but subsequent to March 31, 2019, management concluded that it will not be completing the well and has expensed approximately $3.7 million as dry hole costs in the year ended December 31, 2019.

When circumstances indicate that proved oil and gas properties may be impaired, the Company compares unamortized capitalized costs to the expected undiscounted pre-tax future cash flows for oil and gas properties. If the expected undiscounted pre-tax future cash flows, based on Company’s estimate of future crude oil and natural gas prices, operating costs, anticipated production from proved reserves and other relevant data, are lower than the unamortized capitalized cost, the capitalized cost is reduced to fair value. No impairment was recorded in the three months ended March 31, 2020 and 2019.

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Price Risk Management Activities

The Company uses commodity price derivatives to manage fluctuating oil and natural gas market risks. The Company periodically enters into commodity derivative contracts, which may require payments to (or receipts from) counterparties based on the differential between a fixed price and a variable price for a fixed quantity of oil or natural gas without the exchange of underlying volumes. There were no outstanding contracts as of March 31, 2020, December 31, 2019, or March 31, 2019.

Income Taxes

Pardus Oil and Gas, LLC is a disregarded entity for income tax purposes. Therefore, federal taxable income or loss is reported by ENXP for inclusion in its respective tax return.

Pardus Oil and Gas, LLC accounts for the effect of any uncertain tax positions based on a “more-likely-than-not” threshold to the recognition of the tax positions being sustained based on the technical merits of the position under scrutiny by the applicable taxing authority. If a tax position or positions are deemed to result in uncertainties of those positions, the unrecognized tax benefit is estimated based on a “cumulative probability assessment” that aggregates the estimated tax liability for all uncertain tax positions.

Management has determined that the Company does not have any uncertain income tax positions and associated unrecognized benefits or liabilities that materially impact the consolidated financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that the Company's tax returns will not be challenged by the taxing authorities and that the Company or its member will not be subject to additional tax, penalties, and interest as a result of such challenge.

Business and Credit Concentrations

The Company engages principally in the exploration, development and production of onshore oil and gas in the East Texas region of the United States. Products are sold under short-term contracts at prevailing rates.

Presently, all of the Company’s proved reserves and estimated future net revenues are expected to be generated by a limited number of producing fields in Texas. The Company earned 92% and 86% of its revenue for the three months ended March 31, 2020 and 2019, respectively, from the sale of oil. The Company sold 100% of its oil to one customer during these periods. Receivables from this customer represented 85% and 92% of total oil and gas receivables at March 31, 2020 and December 31, 2019, respectively.

Accounting Pronouncements Issued but not yet Adopted

The Financial Accounting Standards Board (“FASB”) has issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, to update its revenue recognition standard to clarify the principles of recognizing revenue and eliminate industry-specific guidance as well as help financial statement users better understand the nature, amount, timing, and uncertainty of revenue that is recognized. The standard may be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. On June 3, 2020, the FASB deferred the effective date of this standard for certain entities that had not yet issued their 2019 financial statements. This standard will be effective for the Company for annual periods beginning after December 15, 2019.

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In February 2016, the FASB issued ASU 2016-02, Leases. This accounting standard requires lessees to recognize assets and liabilities related to lease arrangements longer than 12 months on the balance sheet as well as additional disclosures. In July 2018, the FASB issued ASU 2018-11, Leases (Topic 842): Targeted Improvements, to simplify the lease standard’s implementation. The amended guidance relieves businesses and other organizations of the requirement to present prior comparative years’ results when they adopt the new lease standard. Instead of recasting prior year results using the new accounting when they adopt the guidance, companies can choose to recognize the cumulative effect of applying the new standard to leased assets and liabilities as an adjustment to the opening balance of retained earnings. On June 3, 2020, the FASB deferred the effective date of this standard for private companies. This standard will be effective for the Company for annual periods beginning after December 15, 2021.

The Company is currently assessing the impact of these pronouncements on its consolidated financial statements.

6.	Notes Payable

As described in Note 4 of the consolidated financial statements, HPS acquired control of ENXP and Pardus on November 29, 2017. As of the acquisition date, all assets acquired and all liabilities assumed were valued at fair value. The discount between the fair value recorded and the face value of the loan facilities as of the Acquisition Date is amortized over the terms of the respective loan facilities and is recorded as additional interest expense.

As of March 31, 2020, the First Lien Facility and Second Lien Facility’s face value consisted of the following:

		Additional
		Paid-in-Kind
	Principal	Interest	Total
First lien credit facility	$65,000,000	$44,772,872	$109,772,872
Second lien credit facility	40,000,000	10,707,638	50,707,638
	$105,000,000	$55,480,510	$160,480,510

As of December 31, 2019, the First Lien Facility and Second Lien Facility’s face value consisted of the following:

		Additional
		Paid-in-Kind
	Principal	Interest	Total
First lien credit facility	$65,000,000	$41,152,259	$106,152,259
Second lien credit facility	40,000,000	9,830,508	49,830,508
	$105,000,000	$50,982,767	$155,982,767

On May 13, 2016 the Company entered into the Senior Secured First Lien Credit Agreement (the “First Lien Facility”) with a group of institutional lenders and Wilmington Trust, National Association, (the “Administrative Agent” and the “Collateral Agent”). The First Lien Facility consists of senior secured credit facilities in an aggregate principal amount of up to $90 million consisting of:

i.	senior secured term loan facility (the “Tranche A Loan Facility”) in an aggregate principal amount of $65 million funded on May 13, 2016 upon emergence from bankruptcy.
ii.	senior secured term loan facility (the “Tranche B Loan Facility”) amount of up to $25 million made available to the Company in a single draw at a future date. This Tranche B Term Loan Facility has not been funded as of December 31, 2019.

The Company’s obligations under the First Lien Facility are secured, subject to certain exceptions, by granting to the Collateral Agent, for the benefit of the secured parties, a security interest in and lien on substantially all of the property and assets of the Company.

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The First Lien Facility are due and payable on the maturity date of November 12, 2021. The Term Loans bear interest at a rate per annum equal to 13% payable in arrears on each interest payment date which is each six-month anniversary of the closing date, May 13, 2016. All interest is accrued in kind by increasing the outstanding principal amount of the loans by the accrued interest. Interest is calculated based upon the compounded principal balance. The Company may elect to pay interest in cash by delivering written notice to the Administrative Agent indicating that the Company is exercising its right to pay cash on such interest payment date. A payment of $400,000 was made in the three months ended March 31, 2020. No principal or interest payments were made during the three months ended March 31, 2019.

The First Lien Facility provides for customary events of default, subject to applicable grace periods. As of December 31, 2019, the Company is not in compliance with certain debt covenants. The failure to comply with these covenants gives the lenders the right to terminate the commitments and, or declare the debt outstanding due and payable in whole or in part. Although the Company has not received any indications from its lenders that they will exercise their right to terminate the commitment or declare the debt due and payable, the Company has reclassified the outstanding balance of principal and accrued in kind interest from non-current to current. As required by the First Lien Facility, during the continuance of the failure to comply with these covenants, the outstanding balance will bear interest at 15%.

On May 13, 2016 the Company entered into the Senior Secured Second Lien Credit Agreement (the “Second Lien Facility”) with the Company’s lenders under the prior pre-petition senior secured term loan and Wilmington Trust, National Association, (the “Administrative Agent” and the “Collateral Agent”). These lenders converted their pre-petition loans to loans under the Second Lien Facility in an aggregate principal amount of $40 million.

The Company’s obligations under the Second Lien Facility are secured, subject to certain exceptions, by granting to the Collateral Agent, for the benefit of the secured parties, a security interest in and lien on substantially all of the property and assets of the Company.

The Second Lien Facility which is due and payable on the maturity date of May 13, 2022 bears interest at a rate per annum equal to 5% payable in arrears on each interest payment date which is each annual anniversary of the closing date, May 13, 2016. All interest is accrued in kind by increasing the outstanding principal amount of the loans by the accrued interest on an annual basis. Interest is calculated based upon the compounded principal balance. The Company may elect to pay interest in cash by delivering written notice to the Administrative Agent indicating that the Company is exercising its right to pay cash on such interest payment date. No principal or interest payments were made during the three months ended March 31, 2020 and 2019.

The Second Lien Facility provides for customary events of default, subject to applicable grace periods. As of December 31, 2019, the Company is not in compliance with certain debt covenants. The failure to comply with these covenants gives the lenders the right to terminate the commitments and, or declare the debt outstanding due and payable in whole or in part. Although the Company has not received any indications from its lenders that they will exercise their right to terminate the commitment or declare the debt due and payable, the Company has reclassed the outstanding balance of principal and accrued in kind interest from non-current to current. As required by the Second Lien Facility, during the continuance of the failure to comply with these covenants, the outstanding balance will bear interest at 7%.

7.	Related Party Transactions

Pursuant to a management services agreement, the Company paid a management fee related to accounting, regulatory and land services of approximately $100,000 per month to a company also controlled by HPS. This management agreement was terminated effective February 1, 2019. In the three months ended March 31, 2020 and 2019, management fees of $-0- and $100,000, respectively, were paid.

The Company advances funds to its parent, ENXP, as needed. As of March 31, 2020 and December 31, 2019, the amount due from ENXP is $597,184 and $564,059, respectively. Such amounts are non-interest bearing and do not have a set repayment date.

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8.	Subsequent Events

Management has evaluated subsequent events through the date that the financial statements were available to be issued, June 19, 2020, and determined that the following matters required additional disclosure in the financial statements. No subsequent events occurring after this date have been evaluated for inclusion in these financial statements.

Acquisition of Gathering System

On April 6, 2020, Pardus Oil & Gas Operating, LP, a wholly owned subsidiary of Pardus Oil & Gas, LLC, acquired a natural gas gathering system located in Houston and Madison counties in Texas from Trinity River Midstream, LLC (“TRM”). The purchase price was the assumption of liabilities, including any unpaid operating expenses as of the closing date. TRM and Pardus Oil & Gas Operating, LP agreed to share on any proceeds in connection with the disposition of certain salvage equipment. Such economic sharing arrangement is set forth in the purchase and sale agreement. The natural gas from a portion of Pardus’s oil and gas properties is delivered to buyers through this natural gas gathering system.

Sale of Assets

On April 7, 2020, Pardus Oil & Gas, LLC sold substantially all of its operating assets, and the general and limited partnership interest in Pardus Oil & Gas Operating, LP, which included the TRM assets discussed above, to Empire Texas, LLC, a wholly owned subsidiary of Empire Petroleum Corporation. As described in the purchase and sale agreement, the purchase price included (i) the assumption of obligations and expenses related to the operating assets, including suspended royalties and plugging and abandonment costs, and (ii) a contingent cash payment in an amount not to exceed approximately $985,000, subject to post-closing adjustments. The contingent cash payment is calculated each quarter beginning June 30, 2020 and ending December 31, 2022 and such quarterly contingent cash payment is equal to a percentage of gross revenue if such quarterly gross production from the acquired oil and gas properties and the average realized price per barrel achieve certain thresholds. In addition to the purchase price described above, Empire Texas, LLC (as Debtor) and Pardus Oil & Gas, LLC (as Creditor) executed a promissory note with the principal sum of $378,000 plus a variable rate equal to LIBOR and a maturity date of April 1, 2021.

Crude Oil Price Decline

On March 9, 2020, as a result of multiple significant factors impacting supply and demand in the global oil markets, including a global outbreak of a novel coronavirus, and the announced price reductions and possible production increases by members of Organization of the Petroleum Exporting Countries and other oil exporting nations, the posted price for West Texas Intermediate oil declined sharply. Oil commodity prices continue to be depressed subsequent to March 31, 2020 and are expected to continue to be volatile. The duration or effects of this sudden decrease cannot be predicted.

COVID-19 Pandemic

On March 11, 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a global pandemic, which continues to spread throughout the United States.  The COVID-19 pandemic has negatively impacted the global economy and created significant volatility and disruption of financial markets and continues subsequent to March 31, 2020.  The extent of the impact of the COVID-19 pandemic on the Company’s operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and the impact on the Company’s customers, employees and vendors, all of which are uncertain and cannot be predicted.

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